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                                                                   EXHIBIT 10.22

                                 PROMISSORY NOTE

                                                              September 12, 2006
                                                           Santa Ana, California

$4,264,000.00

1.   PROMISE TO PAY.

     FOR VALUE RECEIVED, NNN Crawfordsville, LLC, a Delaware limited liability company, ("BORROWER"), having its principal places of business at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705, promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("LENDER"), whose address is 135 South LaSalle Street, Suite 3410, Chicago, Illinois 60603, or at such other place as the holder hereof may from time to time designate, on or before October 1, 2016 (the "MATURITY DATE"), the principal amount of Four Million Two Hundred Sixty Four Thousand and 00/100 DOLLARS ($4,264,000.00) (the "PRINCIPAL AMOUNT"), or so much thereof as may from time to time be outstanding, in lawful money of the United States of America, with interest thereon to be computed from the date of this Promissory Note at the Contract Rate (hereinafter defined), and to be paid in accordance with the terms of this Promissory Note without set-off, deduction or counterclaim. This Promissory Note and any modifications, renewals or extensions hereof and any substitutions therefor (the "NOTE") the Mortgage, Security Agreement and Fixture Filing dated as of even date herewith executed by Borrower in favor of Lender (the "SECURITY INSTRUMENT") and any and all other documents now or hereafter executed by Borrower and/or others in favor of Lender, which wholly or partially secure or guarantee payment of this Note or pertain to indebtedness evidenced by this Note (the "LOAN"), are collectively referred to herein as the "LOAN DOCUMENTS".

2.   PRINCIPAL AND INTEREST.

     So long as no Event of Default (as hereinafter defined) exists, interest shall accrue on the outstanding Principal Amount at six and 123/1000 percent (6.123%) per annum (the "CONTRACT RATE") based on the actual number of days in each given month and a 360 day year. Principal and interest shall be paid to the Lender as follows: (a) on the date hereof, a payment of all interest that is scheduled to accrue on the Principal Amount through the remainder of this calendar month, but excluding the first day of the next calendar month following the date hereof, (b) commencing on November 1, 2006, on the first day of each month thereafter up to and including October 1, 2010, Borrower shall pay to Lender a payment of interest only accrued on the Principal Amount during the preceding calendar month, (b) commencing on November 1, 2010, and on the first day of each month thereafter up to and including September 1, 2016, Borrower shall pay to Lender constant monthly payments of principal and interest equal to $25,903.00; and (d) the outstanding Principal Amount of this Note, together with all accrued and unpaid interest, shall be due and payable in full on the Maturity Date. Whenever any payment is stated to be due or a computation is to be made on a day that is not a Business Day, such payment or computation will be made on the next succeeding Business Day, but the calculation of interest remains from the first day of the month through the last day of the month. "BUSINESS DAY" shall be defined as a day of the year on which banks are not required or authorized to close in Chicago, Illinois or New York, New York.

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3.   PREPAYMENT AND DEFEASANCE.

     3.1  PREPAYMENTS.

     This Note may not be prepaid in whole or in part during the term hereof, except as otherwise specifically provided herein. Notwithstanding the foregoing, provided no Event of Default has occurred and is outstanding, the Loan may be repaid without a prepayment fee or premium and without defeasance anytime after the date on which the 117th scheduled monthly loan payment is due and has been paid in full. If the Loan is prepaid on a date other than the first of a calendar month, in addition to all other amounts due and payable hereunder, Borrower shall pay interest to, but excluding the first day of the next calendar month. If the Loan has been defeased pursuant to SUBPARAGRAPH 3.2, it may not be prepaid prior to the Maturity Date.

     3.2  DEFEASANCE.

     Notwithstanding any provision of this PARAGRAPH 3 to the contrary (but subject to the last sentence of this SUBPARAGRAPH 3.2), at any time after the earlier of (a) three (3) years after the full funding of the Loan or (b) two (2) years after the "startup day," within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "CODE"), of a "real estate mortgage investment conduit" ("REMIC"), within the meaning of Section 860D of the Code, that holds this Note, and provided no Event of Default has occurred and is continuing hereunder or under any of the other Loan Documents, Borrower may cause the release of the Property from the lien of the Security Instrument and the other Loan Documents upon the satisfaction of the following conditions (the "DEFEASANCE"):

          (i) Not less than thirty (30) days prior written notice shall be given to Lender specifying a date (the "RELEASE DATE") on which the Defeasance Deposit (as hereinafter defined) is to be made, such date being a day on which a regularly scheduled monthly installment of principal and interest is required to be paid pursuant to PARAGRAPH 2 above (a "DEBT SERVICE PAYMENT DATE");

          (ii) Borrower shall pay to Lender all accrued and unpaid interest on the principal balance of the Note and all scheduled principal payments (if any) due through and including the Release Date. If for any reason the Release Date is not a Debt Service Payment Date, Borrower shall also pay interest that would have accrued on the Note through the next Debt Service Payment Date;

          (iii) Borrower shall have paid all other sums (not including scheduled interest or principal payments) due under this Note and under the other Loan Documents, including any Defeasance processing fee charged by Lender;

          (iv) Borrower shall deliver to Lender on or prior to the Release Date:

               A. The estimated amount necessary to purchase the Defeasance Collateral (the "DEFEASANCE DEPOSIT");


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               B.   An executed pledge and security agreement, in form and
                    substance satisfactory to Lender in its sole discretion, creating a security interest in favor of Lender in the Defeasance Deposit and the Defeasance Collateral (the "DEFEASANCE SECURITY AGREEMENT");

               C. A certificate of Borrower certifying that it is requesting the lien against the Property be released to facilitate a disposition or refinancing of, or other customary commercial transaction involving, the Property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and that all of the other requirements set forth in this SUBPARAGRAPH 3.2 have been satisfied;

               D. An opinion of counsel for Borrower in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, that (1) the Defeasance Deposit has been duly and validly assigned and delivered to Lender; (2) the posting of the Defeasance Deposit will not adversely affect the tax status of the REMIC under the Code and that the Defeasance complies with all applicable REMIC provisions under the Code; and (3) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms;

               E. A certificate of Borrower certifying that all requirements relating to the Defeasance set forth in this Note and any other Loan Documents have been satisfied or waived; and

               F. Such other certificates, opinions of counsel, documents or instruments as Lender may reasonably require; and

          (v) If required by the Applicable Rating Agencies for any Secondary Market Transaction relating to the Loan, Lender receives written assurances that the securities of the REMIC ("SECURITIES") that directly or indirectly holds this Note will not have a downgrade, withdrawal or qualification of the credit rating then assigned to the Securities by any rating agencies ("APPLICABLE RATING AGENCIES") as a result of the Defeasance;

          (vi) The holder of the Defeasance Collateral, which shall be successor entity designated by LaSalle Bank National Association in its sole discretion, shall be a single purpose entity, which shall not own any other assets or have any other liabilities or operate any other property (except in connection with other defeased loans held in the same securitized loan pool with the Loan);

          (vii) Borrower shall pay all costs and expenses incurred by Lender or its agents in connection with the Defeasance, including, without limitation, all costs


                                       -3-

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               and expenses associated with the purchase of the Defeasance
               Collateral, the preparation of the Defeasance Security Agreement and related documentation, the preparation and recordation of a release of the lien of the Security Instrument, as well as all fees and expenses of the Applicable Rating Agencies, and all reasonable accountants' and attorneys' fees and expenses; and

          (viii) Borrower must comply with all other applicable REMIC provisions under the Code as well as any Applicable Rating Agencies' requirements.

     Notwithstanding anything that may be contained herein to the contrary, the Loan may not be defeased during the last ninety (90) days of the loan term if the Loan has not previously been defeased.

     3.3  DEFEASANCE COLLATERAL.

     Upon compliance with the requirements of SUBPARAGRAPH 3.2 above:

     (a) Lender shall use the Defeasance Deposit to purchase on Borrower's behalf (i) direct, non-callable obligations of the United States of America (which are government securities within the meaning of Treas. Reg. 1.860G-2(a)(8)(i) and which securities must comply [as determined by Lender in its sole discretion] with REMIC and rating agency requirements) or (ii) to the extent acceptable to the Rating Agencies, other "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, as confirmed by written approval from the rating agencies and opinion letters in form and substance and issued by counsel in compliance with REMIC requirement, that provide, without reinvestment, for payments not later than the due dates of all successive monthly Debt Service Payment Dates occurring after the Release Date through the 117th Payment Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and interest required to be paid under this Note (including the entire outstanding principal balance and all other sums due under this Note on the 117th Payment Date) (the "DEFEASANCE COLLATERAL") as certified by an independent certified public accountant satisfactory to Lender, each of which securities shall be duly endorsed as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) to create a first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests. In connection with the conditions set forth above, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of purchasing the Defeasance Collateral with the Defeasance Deposit. Borrower, pursuant to the Defeasance Security Agreement, shall authorize and direct the payments received from the Defeasance Collateral to be made directly to Lender and applied to satisfy the obligations of Borrower under this Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the Defeasance Collateral and satisfy all of Borrower's obligations to Lender shall be returned to Borrower without interest.


                                       -4-

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     (b) The Property shall be released from the lien of the Security Instrument and the other Loan Documents after Borrower fulfills the Applicable Rating Agencies' and all REMIC requirements, and the Defeasance Collateral shall constitute collateral which shall secure this Note and all other obligations under the Loan Documents.

     3.4  ASSIGNMENT.

     Upon the release of the Property in accordance with this PARAGRAPH 3, Borrower shall assign all its obligations and rights under this Note, together with the pledged Defeasance Collateral, to a successor entity designated by LaSalle Bank National Association in its sole discretion. Such successor entity shall be a single purpose entity, which shall not own any other assets or have any other liabilities or operate any other property (except in connection with other defeased loans held in the same securitized loan pool with the Loan), and shall execute an assumption agreement in form and substance satisfactory to Lender in its sole discretion pursuant to which it shall assume Borrower's obligations under this Note and the Defeasance Security Agreement. As conditions to such assignments and assumption, Borrower shall (a) deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to the Applicable Rating Agencies and Lender in its sole discretion stating, among other things, that such assumption agreement is enforceable against Borrower and such successor entity in accordance with its terms and that this Note, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, (b) if a non-consolidation opinion with respect to the successor entity is required by the Applicable Rating Agencies, pay the reasonable legal expenses of Lender's counsel incurred in connection with that opinion (in form and substance satisfactory to the Applicable Rating Agencies),
(c) pay all costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation), and (d) pay to the servicer of this Note a defeasance processing fee in an amount equal to one-half of one percent (0.5%) of the outstanding principal balance of this Note but in no event less than (i) $10,000 or greater than (ii) $20,000, provided, notwithstanding anything to the contrary herein or in the other Loan Documents, no other assumption fee shall be payable by Borrower in connection with such assumption. Upon such assumption, Borrower shall be relieved of its obligations hereunder, under the other Loan Documents and under the Defeasance Security Agreement, with the sole exception of (A) representations and warranties made in connection with Defeasance, (B) the underlying obligation to effect Defeasance, (C) any loss to Lender if Defeasance is set aside, voided or rescinded and (D) any rights or obligations that are specifically intended to survive the repayment of the Loan or other payment, satisfaction or termination of this Note, the Loan Documents or the Defeasance Security Agreement.


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     3.5  NO FURTHER RIGHTS.

     Upon the release of the Property in accordance with this PARAGRAPH 3, Borrower shall have no further right to prepay this Note pursuant to the other provisions of this PARAGRAPH 3 or otherwise.

     3.6  PREPAYMENT FEE AFTER EVENT OF DEFAULT.

     In the event the Principal Amount of this Note is, as a result of Lender's exercise of its rights upon Borrower's default and acceleration of the obligation to pay the unpaid Principal Amount of this Note (irrespective of whether foreclosure proceedings have been commenced), (a) due prior to the Maturity Date, or (b) paid prior to the Maturity Date, Lender shall, in either event, be entitled to collect and Borrower shall pay to Lender on the date of prepayment (the "PREPAYMENT DATE"), in addition to any other sums due hereunder or under any of the other Loan Documents, a prepayment fee (the "PREPAYMENT FEE") in an amount equal to the greater of (i) 2% of the outstanding principal balance of this Note at the time such payment or proceeds are received by Lender or (ii) the Yield Maintenance Amount. Lender shall notify Borrower of the amount of the Prepayment Fee that Borrower shall be required to pay on the Prepayment Date.

     "YIELD MAINTENANCE AMOUNT" means an amount, never less than zero, equal to
     (x) the present value as of the date such prepayment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less (y) the amount of the payment or proceeds received by Lender.

     "DISCOUNT RATE" means the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually.

     "TREASURY RATE" means the yield calculated by the interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date (in the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate).

     All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts shall be rounded to the nearest whole dollar.

     3.7  PREPAYMENT FOLLOWING CASUALTY OR CONDEMNATION.

     Notwithstanding the foregoing, provided no Event of Default has occurred and is outstanding, there shall be no Yield Maintenance Amount and Defeasance shall not be required to the extent the prepayment is attributed solely to Lender's application of any insurance proceeds or condemnation awards against the Principal Amount in accordance with PARAGRAPH 5 of the Security Instrument.

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4.   DEFAULT.

     4.1  EVENTS OF DEFAULT.

     The following shall constitute an "EVENT OF DEFAULT" under this Note: (a) failure to pay any amounts owed pursuant to this Note within five (5) days after such payment is due; (b) failure to pay the outstanding Principal Amount and all accrued and unpaid interest in full on the Maturity Date; or (c) the occurrence of any Event of Default under any of the other Loan Documents.

     4.2  REMEDIES.

     So long as an Event of Default remains outstanding: (a) interest shall accrue at a rate (the "DEFAULT RATE") equal to the lesser of (i) the Contract Rate plus 5% per annum, or (ii) the maximum amount permitted by applicable law, and, to the extent not paid when due, shall be added to the Principal Amount;
(b) Lender may, at its option and without notice (which notice is expressly waived), declare the unpaid Principal Amount and all accrued and unpaid interest immediately due and payable. Lender's rights, remedies and powers, as provided in this Note and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against Borrower, the security described in the other Loan Documents, any guarantor(s) hereof and any other security given at any time to secure the payment hereof, all at the sole discretion of Lender. Additionally, Lender may in its sole discretion resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein. Lender's failure, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

5.   LATE CHARGE.

     Except for the final payment due on the Loan on the Maturity Date, if payments of principal and/or interest, or any other amounts due under this Note or the other Loan Documents are not timely made and remain overdue for a period of five (5) days, Borrower, without notice or demand by Lender, promptly shall pay a late charge (the "LATE CHARGE") equal to the lesser of (a) three percent (3%) of such past due amounts or (b) the maximum amount permitted by applicable law. Until paid, the Late Charge shall be added to the Principal Amount. Nothing in this Note shall be construed as an obligation on the part of Lender to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Lender's right to compel prompt performance.

6.   WAIVER.

     Borrower, for itself and all endorsers, guarantors and sureties of this Note, and each of them, and their heirs, legal representatives, successors and assigns, respectively hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note

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(excepting only notices expressly provided for herein), and agrees that its liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Lender. Borrower, for itself and all endorsers, guarantors and sureties of this Note, and each of them, and their heirs, legal representatives, successors and assigns, respectively hereby consents to every extension of time, renewal, waiver or modification that may be granted by Lender with respect to the payment or other provisions of this Note, and to the release of any makers, endorsers, guarantors or sureties, or of any collateral given to secure the payment hereof, or any part hereof, with or without substitution, and agrees that additional makers or guarantors or endorsers may become parties hereto without notice to Borrower and without affecting the liability of Borrower hereunder. Borrower hereby waives the right to assert a setoff, counterclaim or deduction in any action or arising out of or in any way connected with this Note or any of the other Loan Documents. No right of rescission, set-off, abatement, diminution, counterclaim or defense has been or will be asserted with respect to this Note or any of the other Loan Documents.

7.   SECURITY, APPLICATION OF PAYMENTS.

     This Note is secured by, and Lender is entitled to the benefits of, the liens, encumbrances, and obligations created hereby and by the Security Instrument and the other Loan Documents and the terms and provisions of the Security Instrument and the other Loan Documents are hereby incorporated herein. Each payment on the Loan is to be applied when received first to the payment of any fees, expenses or other costs Borrower is obligated to pay hereunder or under the terms of the Security Instrument or the other Loan Documents, second to the payment of any accrued and unpaid Late Charge, third to the payment of interest on the Principal Amount from time to time remaining unpaid, and the remainder of such payment shall be used to reduce the Principal Amount.

8.   SALE OF LOAN; SECURITIZATION.

     Lender may, at any time and without the consent of Borrower or any "Guarantor" (as defined in that certain Guaranty of even date herewith given by Guarantor to Lender in connection with the Loan), grant participation in or sell, transfer, securitize, assign and convey all or any portion of its right, title and interest in and to the Loan, the servicing of the Loan, this Note, the Security Instrument, and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan. Borrower covenants to cooperate with Lender's efforts in the sale, transfer or securitization of the Loan; such cooperation includes Borrower's obligations to
(a) make non-material modifications of the Loan Documents (such modifications shall not have a material adverse impact on Borrower and accordingly such modifications shall not (i) increase the amount of the Loan or (ii) change the Contract Rate), (b) provide additional information regarding Borrower's financial statements, (c) deliver updated information regarding Borrower and the Property, (d) cooperate with all third parties, including, but not limited to, Applicable Rating Agencies and potential investors to facilitate the rating and securitization of the Loan, (e) review Lender's securitization offering materials to the extent such materials relate to Borrower, the Property or the Loan, (f) respond to any inquiries of Lender or other party relating thereto and
(g) deliver an estoppel certificate. Borrower agrees to represent and warrant the absence of misstatements and/or omissions in the information relating to Borrower, the Property and the Loan that is contained in the offering materials and which has been furnished to or approved by Borrower. Borrower shall not be liable for Lender's post-closing costs incurred pursuant to any securitization of the Loan by Lender.

9.   JURY TRIAL WAIVER.

     BORROWER AND LENDER, BY ITS ACCEPTANCE OF THIS NOTE, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER ACKNOWLEDGES ON BEHALF OF ITSELF AND ITS PARTNERS, MEMBERS, SHAREHOLDERS, AS THE CASE MAY BE, THAT NEITHER THE LENDER NOR ANY PERSON ACTING ON BEHALF OF THE LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

10.  MISCELLANEOUS.

     10.1 LAWFUL RATE OF INTEREST.

     It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note and the other Loan Documents, or if Lender's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan

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Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance and detention of the indebtedness evidenced hereby and by the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum rate permitted under applicable law from time to time in effect and applicable to the indebtedness evidenced hereby for so long as such indebtedness remains outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     10.2 CAPTIONS; DEFINITIONS.

     The captions of the Paragraphs of this Note are for convenience only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Security Instrument and the other Loan Documents, as the case may be.

     10.3 SEVERABLE PROVISIONS.

     Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

     10.4 NOTICES.

     Notices shall be given under this Note in conformity with the terms and conditions of the Security Instrument.

     10.5 JOINT AND SEVERAL; SUCCESSORS AND ASSIGNS.

     If Borrower is now or hereafter comprised of more than one person or entity, the obligations of Borrower in this Note shall be joint and several obligations of each such Borrower, and this Note shall be binding upon and inure to the benefit of each Borrower's and Lender's heirs, personal representatives, successors and assigns.

     10.6 TIME OF ESSENCE.

     Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein and each of the other Loan Documents.

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     10.7 GOVERNING LAW/JURISDICTION.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE CITY OF CHICAGO AND STATE OF ILLINOIS IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE AND THE OTHER LOAN DOCUMENTS.

     10.8 NO ORAL MODIFICATION.

     There are no oral agreements between Borrower and Lender. The provisions of this Note and the other Loan Documents may be amended or revised only by an instrument in writing signed by Borrower and Lender. This Note and all the other Loan Documents supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence or prior, contemporaneous or subsequent oral agreements or discussions of any person or party.

     10.9 COUNTERPARTS.

     This Note may be executed in several counterparts, each of which shall be deemed an original instrument and all of which together shall constitute a single Note.

     10.10 AUTHORITY.

     Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note and the other Loan Documents and that this Note and the other Loan Documents constitute legal, valid and binding obligations of Borrower. Borrower further represents that the Loan was made for business or commercial purposes and not for personal, family or household use.

11.  EXCULPATION.

     Except as set forth below, neither Borrower nor any Guarantor shall be personally liable to pay the Principal Amount, or any other amount due, or to perform any obligation, under the Loan Documents, and Lender agrees to look solely to the Property and any other collateral heretofore, now, or hereafter pledged by any party to secure the Loan; provided, however, in the event (a) of any fraud, willful misconduct, or material intentional misrepresentation by Borrower or any Guarantor in connection with the Loan, (b) the first two scheduled monthly payments on the Note after the date hereof are not paid when due, (c) of a breach of the terms of Paragraphs 15 or 16 of the Security Instrument or (d) of the voluntary filing by Borrower, or the filing against Borrower by any Guarantor or any affiliate of any Guarantor, or an involuntary bankruptcy filing against Borrower in which Borrower or Guarantor acts in collusion with the filing party with respect to the filing, of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership laws or any assignment for the benefit of creditors made by Borrower, the limitation on recourse set forth in this PARAGRAPH 11 will be null and void and completely inapplicable, and this Note shall be with full recourse to Borrower and Guarantor. Borrower and each Guarantor, jointly and severally, shall be personally liable for all losses, liabilities, damages, costs, expenses and claims including, without limitation, attorneys' fees and expenses incurred by or suffered by Lender as a result of:

          (i) any waste of the Property caused by act(s) or omission(s) of Borrower, its agents, affiliates, officers and employees; or the removal or disposal of any portion of the Property after an Event of Default under the Loan Documents to the extent such Property is not replaced by Borrower with like property of equivalent value, function and design;

          (ii) the misapplication, misappropriation or conversion of: (A) any rents, security deposits, proceeds or other funds; (B) any insurance proceeds paid by reason of any loss, damage or destruction to the Property and not used by Borrower for restoration or repair of the Property when and as permitted by the Loan Documents; and/or (C) any awards or amounts received in connection with the condemnation of all or any portion of the Property and not used by Borrower for restoration or repair of the Property when and as permitted by the Loan Documents;

          (iii) Borrower's failure to deliver any security deposits collected with respect to the Property to Lender or any other party entitled to receive such security deposits under the Loan Documents following a default; and any rents (including advanced or prepaid rents), issues, profits, accounts or other amounts generated by or related to the Property attributable to, or accruing after a default, which amounts were collected by Borrower or any other party on its behalf or for its benefit and not turned over to the Lender or used to pay unaffiliated third parties for reasonable and customary operating expenses and capital expenditures for the Property, taxes and insurance premiums with respect to the Property or any other amounts required to be paid under the Loan Documents with respect to the Property;

          (iv) the breach of the obligations set forth in that certain Hazardous Substances Indemnification Agreement from Borrower and Guarantor(s) to Lender of even date herewith, as hereafter amended, if at all; and/or

          (v) the filing by Borrower, its members, managers, managing members or vice presidents, of any action to partition all or any portion of the Property or any action to compel any sale thereof.

     The foregoing shall in no way limit or impair the enforcement against the Property or any other security granted by the Loan Documents of any of the Lender's rights and remedies pursuant to the Loan Documents.

     Nothing herein shall be deemed to be a waiver of any right which Lender may have under SECTIONS 506(A), 506(B), 1111(B) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Loan secured by the Loan Documents or to require that all collateral shall continue to secure all of the Loan owing to Lender in accordance with this Note and the other Loan Documents.

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                                      -13-

     IN WITNESS WHEREOF, Borrower does execute this Note as of the date set forth above.

                                        BORROWER:

                                        NNN Crawfordsville, LLC, a Delaware
                                        limited liability company


                                        By: Triple Net Properties, LLC, a
                                            Virginia limited liability company,
                                            its manager


                                        By: /s/ Richard Hutton
                                            ------------------------------------
                                        Name: Richard Hutton
                                        Its: Executive Vice President